Exhibit 10.30

Master Agreement Change Order

General Services Agreement Change Order

Change Order Number: CW1760559
Bank of America General Services Agreement Number: CW251208

This General Services Agreement (GSA) Change Order CW1760559 which is effective upon the date of the last signature, extends the term of GSA number CW251208, including
Amendments CW372019, CW811075, CW1417829, CW1569602, CW641256, and CW967765
thereto, through August 31, 2022. All other terms and conditions of the original GSA, except as mutually amended, will remain unchanged.

Agreed to:	Agreed to:
Bank of America, N.A	Cardlytics, Inc.

/s/ Sam Griffin	/s/ Andrew Christiansen
W Sam Griffin	Andrew Christiansen
Sr. Procurement Specialist	Chief Financial Officer (Principal Financial and Accounting Officer)